ServiceNow Reports Third Quarter 2024 Financial Results

•ServiceNow exceeds guidance across all Q3 2024 topline growth and profitability metrics; raises 2024 subscription revenues guidance
•Subscription revenues of $2,715 million in Q3 2024, representing 23% year-over-year growth, 22.5% in constant currency
•Total revenues of $2,797 million in Q3 2024, representing 22% year-over-year growth, 22% in constant currency
•Current remaining performance obligations of $9.36 billion as of Q3 2024, representing 26% year-over-year growth, 23.5% in constant currency
•Remaining performance obligations of $19.5 billion as of Q3 2024, representing 36% year-over-year growth, 33% in constant currency
•15 transactions over $5 million in net new ACV in Q3 2024, up 50% year-over-year

SANTA CLARA, Calif. - October 23, 2024 - ServiceNow (NYSE: NOW), the AI platform for business transformation, today announced financial results for its third quarter ended September 30, 2024, with subscription revenues of $2,715 million in Q3 2024, representing 23% year-over-year growth and 22.5% in constant currency.

“ServiceNow raised our full year topline guidance on the strength of our Q3 results, once again going beyond expectations,” said ServiceNow Chairman and CEO Bill McDermott. “This remarkable momentum stems from both existing and new customers doubling down on their investments in ServiceNow as the AI platform for business transformation. The mandate to put AI to work for people represents a generational technology shift. We have never been more confident in ServiceNow’s team, our platform, and our position as the ultimate growth company in enterprise software.”

As of September 30, 2024, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $9.36 billion, representing 26% year-over-year growth and 23.5% in constant currency. The company now has 2,020 total customers with more than $1 million in annual contract value (“ACV”), representing 14% year-over-year growth in customers.

“Q3 was another spectacular quarter driven by robust demand for the Now Platform and exceptional team execution,” said ServiceNow CFO Gina Mastantuono. “With Now Assist already delivering fantastic results, our latest Xanadu release marks our most comprehensive set of new AI innovations yet, further fueling our durable topline growth and margin expansion.”

ServiceNow also named enterprise software industry veteran Amit Zavery as president, chief product officer (CPO), and chief operating officer (COO) to lead product and engineering, effective October 28, 2024. With more than three decades in enterprise technology and previous leadership roles at Google Cloud and Oracle, Zavery is a visionary leader who brings extensive experience in enterprise innovation, transformation, and scale. Zavery’s responsibilities will include ServiceNow’s platform, products, engineering, cloud infrastructure, user experience, and enterprise-wide operations, ensuring all solutions meet the real-world business needs of ServiceNow customers.

Recent Business Highlights

Innovation
•ServiceNow is putting AI to work for customers. In Q3, the Now Platform Xanadu release, ServiceNow’s largest AI release to date, introduced hundreds of additional, new AI capabilities including Now Assist Skill Kit and purpose-built GenAI industry solutions for telecom, media, and technology; financial services; the public sector; and more.
•Alongside Xanadu, the company announced its plans to integrate Agentic AI into the ServiceNow platform and unlock 24/7 productivity at massive scale. With advanced reasoning and grounded in cross‑enterprise data through the Now Platform, ServiceNow AI Agents evolve from the more familiar prompt‑based activity to deep contextual comprehension, keeping people in the loop for robust oversight and governance. First use cases will be available in November for Customer Service Management (CSM) and IT Service Management (ITSM).
•Today, the company announced ServiceNow Workflow Data Fabric, an integrated data layer that unifies business and technology data across the enterprise, powering all workflows and AI agents with real-time, secure access to data from any source. Powered by Automation Engine and RaptorDB Pro high-performance database, Workflow Data Fabric unlocks value with orchestration and automation at ultra-speed and scale.
•At the United Nations General Assembly last month, ServiceNow demonstrated its commitment to building a better world through greater access to technology, knowledge, and opportunity. Through efforts such as ServiceNow.org and others, ServiceNow has set a bold ambition to partner with nonprofits and customers to accelerate impact and reach 1 billion people. This includes the company’s ambition to positively reach 20 million people through its philanthropy efforts.

Partnerships
•Today, the company made several partnership announcements designed to expand the ServiceNow ecosystem and accelerate business transformation. ServiceNow and NVIDIA will co-develop native AI Agents using NVIDIA NIM Agent Blueprints within the ServiceNow platform, creating use cases fueled by business knowledge that customers can simply choose to turn on; ServiceNow and Siemens announced a collaboration designed to bolster industrial cybersecurity and integrate GenAI into shop floor operations; ServiceNow and Rimini Street announced a partnership to help enable organizations to unlock value in legacy ERP systems; and ServiceNow and Pearson announced plans to supercharge workforce development and employee experiences in the age of AI.
•Earlier in October, ServiceNow and Zoom announced an expanded strategic alliance to integrate the companies’ GenAI technologies – ServiceNow Now Assist and Zoom AI Companion – to offer organizations advanced workflow automation for tasks and activities.

Global Expansion
•Continuing efforts to expand AI and technology skills, during the quarter, ServiceNow announced a new National Academic Partnership with Singapore’s Republic Polytechnic to provide hundreds of early-in-career and lifelong learners access to emerging AI and cloud computing roles in support of the government's Smart Nation agenda.
•Later this month, the company plans to launch a new data center pair located in Milan and Rome in response to growing demand for data center infrastructure in the region. The data center pair will help enhance customer agility, boost productivity, and promote innovation.
•In October, ServiceNow announced plans to invest $1.5 billion cumulatively in its UK business over the next five years. This includes plans to increase headcount, office space, and AI skills programs.

Investment
•ServiceNow repurchased approximately 272,000 shares of its common stock for $225 million as part of its share repurchase program, with the primary objective of managing the impact of dilution. Of the original authorized amount, approximately $562 million remains available for future share repurchases under the existing program.

Recognition
•As a testament to ServiceNow’s workplace culture, ServiceNow was awarded 10th place on the Fortune Best Workplaces in Technology list1, in addition to placing on the TIME World's Best Companies, PEOPLE Companies that Care, Fast Company 100 Best Workplaces for Innovators, and more.

(1)    ©2024 Fortune Media IP Limited All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, ServiceNow.

Third Quarter 2024 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the third quarter 2024:

	Third Quarter 2024 GAAP Results		Third Quarter 2024 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$2,715	23%	$2,711	22.5%
Professional services and other revenues	$82	14%	$81	13.5%
Total revenues	$2,797	22%	$2,792	22%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$9.36	26%	$9.18	23.5%
RPO	$19.5	36%	$19.1	33%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$2,219	82%	$2,305	85%
Professional services and other gross (loss) profit	($6)	(7%)	$5	7%
Total gross profit	$2,213	79%	$2,310	83%
Income from operations	$418	15%	$872	31%
Net cash provided by operating activities	$671	24%
Free cash flow			$471	17%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$432	$2.09 / $2.07	$775	$3.76 / $3.72

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook

Our guidance includes GAAP and non-GAAP financial measures. The non-GAAP growth rates for subscription revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts, and cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends.

The following table summarizes our guidance for the fourth quarter 2024:

	Fourth Quarter 2024 GAAP Guidance		Fourth Quarter 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$2,875 - $2,880	21.5% - 22%	20.5%

cRPO		21.5%	21.5%

			Margin (%)(2)
Income from operations			29%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		209

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 30-day average of foreign exchange rates for September 2024 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2024:

	Full-Year 2024 GAAP Guidance		Full-Year 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$10,655 - $10,660	23%	22.5%

			Margin (%)(2)
Subscription gross profit			84.5%
Income from operations			29.5%
Free cash flow			31%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		208

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2024 guidance are based on the 30-day average of foreign exchange rates for September 2024 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (“PT”) (21:00 GMT) on October 23, 2024. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast.

https://events.q4inc.com/attendee/941960692

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (609) 800‑9909 (Passcode: 8135305).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.

Upcoming Investor Conferences

ServiceNow today announced that it will attend and have executives present at four upcoming investor conferences.

These include:
•ServiceNow Global Executive Committee Member Nick Tzitzon will participate in a fireside chat at the RBC Capital Markets 2024 Global TIMT Conference on Wednesday, November 20, 2024 at 10:20am PT.
•ServiceNow Chief Financial Officer Gina Mastantuono will participate in a keynote presentation at the UBS Global Technology Conference on Tuesday, December 3, 2024 at 9:15am PT.
•ServiceNow Chief Financial Officer Gina Mastantuono will participate in a keynote presentation at the Wells Fargo TMT Summit on Wednesday, December 4, 2024 at 12:00pm PT.
•ServiceNow Chief Financial Officer Gina Mastantuono will participate in a keynote presentation at the Barclays Global Technology Conference on Wednesday, December 11, 2024 at 12:10pm PT.

The live webcast will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts that are reported in the current and comparative period. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q3 2023, the average exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.79 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q3 2024, the average exchange rates in effect for our major currencies were 1 USD to 0.91 Euros and 1 USD to 0.77 GBP). Guidance for related growth rates is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period, adjusted for any foreign currency hedging effects. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q3 2023, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.95 Euros and 1 USD to 0.82 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q3 2024, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.90 Euros and 1 USD to 0.75 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, income tax effects and adjustments, and the income tax benefit from the release of a valuation allowance on deferred tax assets. The non-GAAP weighted-average shares used to compute our non-GAAP net income per share - diluted excludes the dilutive effect of the in-the-money portion of convertible senior notes as they are covered by our note hedges, and includes the dilutive effect of time-based stock awards, the dilutive effect of warrants and the potentially dilutive effect of our stock awards with performance conditions not yet satisfied at forecasted attainment levels to the extent we believe it is probable that the performance condition will be met. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements, repayments of convertible senior notes attributable to debt discount and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share, and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook” and statements regarding the expected benefits of our announced partnerships. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships, and realize the anticipated benefits thereof; global economic conditions; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; the impact of armed conflicts and bank failures on macroeconomic conditions; inflation; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2023, and in other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) is putting AI to work for people. We move with the pace of innovation to help customers transform organizations across every industry while upholding a trustworthy, human centered approach to deploying our products and services at scale. Our AI platform for business transformation connects people, processes, data, and devices to increase productivity and maximize business outcomes. For more information, visit: www.servicenow.com.

© 2024 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
(408) 250-8644
press@servicenow.com

Investor Contact:
Darren Yip
(925) 388-7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues:
Subscription	$2,715	$2,216	$7,780	$6,315
Professional services and other	82	72	247	219
Total revenues	2,797	2,288	8,027	6,534
Cost of revenues (1):
Subscription	496	420	1,406	1,163
Professional services and other	88	76	250	242
Total cost of revenues	584	496	1,656	1,405
Gross profit	2,213	1,792	6,371	5,129
Operating expenses (1):
Sales and marketing	944	799	2,827	2,454
Research and development	626	549	1,875	1,562
General and administrative	225	213	679	621
Total operating expenses	1,795	1,561	5,381	4,637
Income from operations	418	231	990	492
Interest income	108	82	313	216
Other expense, net	(10)	(14)	(28)	(47)
Income before income taxes	516	299	1,275	661
Provision for (benefit from) income taxes	84	57	234	(775)
Net income	$432	$242	$1,041	$1,436
Net income per share - basic	$2.09	$1.18	$5.06	$7.04
Net income per share - diluted	$2.07	$1.17	$5.00	$7.00
Weighted-average shares used to compute net income per share - basic	206	204	206	204
Weighted-average shares used to compute net income per share - diluted	209	206	208	205

(1)Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cost of revenues:
Subscription	$64	$52	$184	$148
Professional services and other	11	11	35	40
Operating expenses:
Sales and marketing	144	132	419	378
Research and development	150	150	479	430
General and administrative	57	68	175	195

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,885	$1,897
Short-term investments	3,410	2,980
Accounts receivable, net	1,308	2,036
Current portion of deferred commissions	502	461
Prepaid expenses and other current assets	591	403
Total current assets	7,696	7,777
Deferred commissions, less current portion	946	919
Long-term investments	3,829	3,203
Property and equipment, net	1,718	1,358
Operating lease right-of-use assets	661	715
Intangible assets, net	214	224
Goodwill	1,291	1,231
Deferred tax assets	1,444	1,508
Other assets	635	452
Total assets	$18,434	$17,387
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$165	$126
Accrued expenses and other current liabilities	1,058	1,365
Current portion of deferred revenue	5,457	5,785
Current portion of operating lease liabilities	106	89
Total current liabilities	6,786	7,365
Deferred revenue, less current portion	77	81
Operating lease liabilities, less current portion	650	707
Long-term debt, net	1,489	1,488
Other long-term liabilities	142	118
Stockholders’ equity	9,290	7,628
Total liabilities and stockholders’ equity	$18,434	$17,387

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$432	$242	$1,041	$1,436
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	144	146	410	408
Amortization of deferred commissions	140	115	403	333
Stock-based compensation	426	413	1,292	1,191
Deferred income taxes	(5)	30	47	(874)
Other	(6)	(11)	(31)	(13)
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	228	(83)	727	552
Deferred commissions	(155)	(173)	(461)	(453)
Prepaid expenses and other assets	(15)	(47)	(267)	(183)
Accounts payable	(130)	(98)	42	(188)
Deferred revenue	(263)	(128)	(355)	(217)
Accrued expenses and other liabilities	(125)	(95)	(216)	(199)
Net cash provided by operating activities	671	311	2,632	1,793
Cash flows from investing activities:
Purchases of property and equipment	(202)	(136)	(599)	(433)
Business combinations, net of cash acquired(1)	(41)	(279)	(82)	(279)
Purchases of other intangibles	—	(3)	(30)	(3)
Purchases of investments	(1,292)	(984)	(3,952)	(3,805)
Purchases of non-marketable investments	(61)	(10)	(149)	(56)
Sales and maturities of investments	911	915	3,024	2,868
Other	27	(28)	25	(15)
Net cash used in investing activities	(658)	(525)	(1,763)	(1,723)
Cash flows from financing activities:
Proceeds from employee stock plans	106	76	237	193
Repurchases of common stock	(225)	(282)	(400)	(282)
Taxes paid related to net share settlement of equity awards	(173)	(127)	(525)	(333)
Business combination (1)	—	—	(184)	—
Net cash used in financing activities	(292)	(333)	(872)	(422)
Foreign currency effect on cash, cash equivalents and restricted cash	5	(4)	(8)	(4)
Net change in cash, cash equivalents and restricted cash	(274)	(551)	(11)	(356)
Cash, cash equivalents and restricted cash at beginning of period	2,167	1,670	1,904	1,475
Cash, cash equivalents and restricted cash at end of period	$1,893	$1,119	$1,893	$1,119

(1) The nine-months period ended September 30, 2024 reflects a reclassification of $184 million from investing activities to financing activities related to the second installment payment made in the acquisition of G2K Group GmbH during the three months ended March 31, 2024.

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Gross profit:
GAAP subscription gross profit	$2,219	$1,796	$6,374	$5,152
Stock-based compensation	64	52	184	148
Amortization of purchased intangibles	22	20	64	57
Non-GAAP subscription gross profit	$2,305	$1,868	$6,622	$5,357

GAAP professional services and other gross loss	$(6)	$(4)	$(3)	$(23)
Stock-based compensation	11	11	35	40
Non-GAAP professional services and other gross profit	$5	$7	$32	$17

GAAP gross profit	$2,213	$1,792	$6,371	$5,129
Stock-based compensation	75	63	219	188
Amortization of purchased intangibles	22	20	64	57
Non-GAAP gross profit	$2,310	$1,875	$6,654	$5,374

Gross margin:
GAAP subscription gross margin	82%	81%	82%	82%
Stock-based compensation as % of subscription revenues	2%	2%	2%	2%
Amortization of purchased intangibles as % of subscription revenues	1%	1%	1%	1%
Non-GAAP subscription gross margin	85%	84%	85%	85%

GAAP professional services and other gross margin	(7%)	(6%)	(1%)	(11%)
Stock-based compensation as % of professional services and other revenues	13%	15%	14%	18%
Non-GAAP professional services and other gross margin	7%	10%	13%	8%

GAAP gross margin	79%	78%	79%	79%
Stock-based compensation as % of total revenues	3%	3%	3%	3%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Non-GAAP gross margin	83%	82%	83%	82%

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Income from operations:
GAAP income from operations	$418	$231	$990	$492
Stock-based compensation	426	413	1,292	1,191
Amortization of purchased intangibles	23	21	71	63
Business combination and other related costs	4	11	29	26
Non-GAAP income from operations	$872	$676	$2,383	$1,772

Operating margin:
GAAP operating margin	15%	10%	12%	8%
Stock-based compensation as % of total revenues	15%	18%	16%	18%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP operating margin	31%	30%	30%	27%

Net income:
GAAP net income	$432	$242	$1,041	$1,436
Stock-based compensation	426	413	1,292	1,191
Amortization of purchased intangibles	23	21	71	63
Business combination and other related costs	4	11	29	26
Income tax effects and adjustments(1)	(110)	(64)	(300)	(159)
Release of a valuation allowance on deferred tax assets	—	(20)	—	(985)
Non-GAAP net income	$775	$603	$2,133	$1,572

Net income per share - basic and diluted:
GAAP net income per share - basic	$2.09	$1.18	$5.06	$7.04
GAAP net income per share - diluted	$2.07	$1.17	$5.00	$7.00
Non-GAAP net income per share - basic	$3.76	$2.95	$10.37	$7.71
Non-GAAP net income per share - diluted	$3.72	$2.92	$10.26	$7.66

Weighted-average shares used to compute net income per share - basic	206	204	206	204

Weighted-average shares used to compute net income per share - diluted	209	206	208	205

Free cash flow:
GAAP net cash provided by operating activities	$671	$311	$2,632	$1,793
Purchases of property and equipment	(202)	(136)	(599)	(433)
Business combination and other related costs	2	21	22	24
Non-GAAP free cash flow	$471	$196	$2,055	$1,384

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	24%	14%	33%	27%
Purchases of property and equipment as % of total revenues	(7%)	(6%)	(7%)	(7%)
Business combination and other related costs as % of total revenues	—%	1%	—%	—%
Non-GAAP free cash flow margin	17%	9%	26%	21%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our long-term projections, we are using a non-GAAP tax rate of 20% and 19% for the three and nine months ended September 30, 2024 and 2023, respectively. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

.Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
December 31, 2024

GAAP operating margin	13%

Stock-based compensation expense as % of total revenues	15%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	29%

Twelve Months Ending
December 31, 2024

GAAP subscription gross margin	81.5%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription margin	84.5%

GAAP operating margin	12.5%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	29.5%

GAAP net cash provided by operating activities as % of total revenues	38%

Purchases of property and equipment as % of total revenues	(7%)

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	31%

Note: Numbers are rounded for presentation purposes and may not foot.